ASSIGMENT OF AOA NAVOIAZOT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this "**Assignment**") is dated 15 March 2010 and is entered into by and between Blue Sphere Corporation, a corporation organised under the laws of Nevada (together with its affiliates, "**BS**"), and Carbon MPV Limited, a limited company organised under the laws of Cyprus, "**MPV**").

Whereas, MPV has entered into and executed an agreement with OAO Navoiazot dated, November 26, 2009 ("the **OAO Navoiazot Agreement**") with respect to abating N_2O (the "**Project**") attached at Annex A hereto;

Whereas, MPV desires to irrevocably assign the OAO Navoiazot Agreement and BS accepts and agrees to such assignment; and

Whereas, the Parties have entered into a general assignment agreement dated 22 February 2010 (the "**General Assignments Agreement**")

Now, therefore, the parties hereto agree as follows:

1. Assignment of the OAO Navoiazot Agreement

1.1 MPV hereby irrevocably hereby assigns and conveys any and all of its right, title and interest in to the OAO Navoiazot Agreement.

1.2 Except as otherwise provided herein, all terms and conditions of the OAO Navoiazot Agreement shall remain effective.

1.3 Notwithstanding anything to the contrary in the General Assignment Agreement, if there is a conflict between the terms of the General Assignment Agreement and the terms of this Assignment, the terms of this Assignment shall prevail.

1.4 No provision of this Assignment may be amended, modified or waived only in writing signed by a duly authorized officer of MPV and BS. This Assignment may be executed in any number of counterparts, each of which when executed and delivered is an original, but all the counterparts together constitute the same document.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.

Carbon MPV Limited

By: Mark Radom

Title: General Director

[signature]

Blue Sphere Corporation